Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Joshua Kinley, certify that:

1.I have reviewed this Amendment No.1 on Form 10-K/A of BigBear.ai Holdings, Inc.;
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2022	By:	/s/ Joshua Kinley
Joshua Kinley
Title: Chief Financial Officer (Principal Financial Officer)